FUND PARTICIPATION AGREEMENT

Among

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

PIONEER VARIABLE CONTRACTS TRUST

PIONEER INVESTMENT MANAGEMENT, INC.

AND

PIONEER FUNDS DISTRIBUTOR, INC.

THIS FUND PARTICIPATION AGREEMENT (the “Agreement”) is made and entered into as of this         day of                 , 2016 (the “Effective Date”) by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule B attached hereto (the “GWL&A Account(s)”); GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK (hereinafter “GWL&ANY”), a New York life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule B (the “GWL&ANY Account(s)”); (the GWL&A Account(s) and the GWL&ANY Account(s) may be referred to herein individually, or collectively as the “Accounts”) (GWL&A and GWL&ANY may be referred to herein individually, each as an “Insurance Party,” or collectively as the “Insurance Parties”); PIONEER VARIABLE CONTRACTS TRUST (hereinafter the “Fund”);, a trust _organized under the laws of Delaware; PIONEER INVESTMENT MANAGEMENT, INC. (hereinafter the “Adviser”), a corporation organized under the laws of Delaware; and PIONEER FUNDS DISTRIBUTOR, INC. (hereinafter the “Distributor”) a corporation organized under the laws of Massachusetts (each a “Party” and collectively the “Parties”).

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the “SEC”), dated July 9, 1997 (File No. 812-10494) (the “Mixed and Shared Funding Exemptive Order”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”);

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (the “FINRA”); and

WHEREAS, the Insurance Parties have certain registered and unregistered variable annuity and variable life contracts supported wholly or partially by the Accounts (the “Contracts”) to be made available to owners thereof, including any participants or employees of such owners as applicable (“Contract Owners”); and

WHEREAS, to the extent required by applicable law, the Insurance Parties have registered the Account(s)as a unit investment trust under the 1940 Act unless excepted from registration pursuant to Section 3(c)(7) or Section 3(c)(11) of the 1940 Act, and have registered the securities deemed to be issued by the Account(s) under the 1933 Act unless exempt from registration; and

WHEREAS, the GWL&A Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A, under the insurance laws of the State of Colorado, to set aside and invest assets attributable to the GWL&A Contracts, and the GWL&ANY Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&ANY, under the insurance laws of the State of New York, to set aside and invest assets attributable to the GWL&ANY Contracts; and

WHEREAS, to the extent permitted by applicable laws and regulations, GWL&A and GWL&ANY intend to purchase shares in the Fund(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of their respective Accounts to fund the applicable Contracts, and the Fund is authorized to sell such shares to unregistered unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts; and

WHEREAS, GWL&A has arrangements with GWL&ANY to provide administrative services, including certain services related to certain performances contemplated herein by GWL&ANY; and

WHEREAS, GWL&A and GWL&ANY intend to utilize their NSCC member broker/dealer affiliate, GWFS Equities, Inc. (“GWFS”), which is and at all times shall remain, duly registered with the SEC as a broker-dealer under the 1934 Act and a member of the FINRA, to transmit instructions for the purchase, redemption and transfer of Fund shares on behalf of the Accounts, and alone, or with the assistance of a recordkeeping affiliate, to perform certain recordkeeping functions associated with the transfer of Fund shares into and out of the Accounts in order to recognize certain organizational economies; and

WHEREAS, the Parties intend for the following Agreement to supplant and supersede any and all prior executed agreements involving the Parties, their affiliates, Safeco Life & Investments, and/or Safeco Mutual Funds (or any similar derivation thereof) covering the same subject matter as described herein; and

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I.            Sale of Fund Shares

1.1.        All purchases, redemptions and exchanges of Designated Portfolio shares for the Accounts, in addition to the pricing and correction thereof, of Designated Portfolio shares, shall be governed by and subject to the terms of the Trading and NSCC Fund/SERV Networking Agreement, by and between GWFS and Pioneer Funds Distributor, Inc., dated October 10, 2000, as amended from time to time.

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1.2.        Notwithstanding Section 1.1 of this Agreement, if an adjustment is necessary to correct an error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Adviser or the fund to GWL&A and GWL&ANY for crediting of such amounts to the applicable Contract owners accounts. Upon notification by the Adviser of any overpayment due to an error, GWL&A or GWL&ANY, as applicable, shall promptly remit to Adviser or the Fund any overpayment that has not been paid to Contract owners; however, Adviser acknowledges that GWL&A or GWL&ANY, as applicable, does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event will GWL&A or GWL&ANY be liable to Contract owners for any such adjustments or underpayment amounts, unless GWL&A or GWL&ANY is solely at fault, in which case such party shall bear such costs.

ARTICLE II.            Representations and Warranties

2.1.        GWL&A represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the GWL&A Account prior to any issuance or sale of units thereof as a segregated asset account under Colorado Law. GWL&ANY represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the GWL&ANY Account prior to any issuance or sale of units thereof as a segregated asset account under New York law.

2.2.        Each of the Insurance Parties represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act. GWL&A further represents and warrants that it (i) is an insurance company duly organized and in good standing under applicable law; (ii) has legally and validly established each Account as a segregated asset account under applicable law; (iii) has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and (iv) will maintain such registration for so long as any Contracts are outstanding. The Insurance Parties shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Insurance Parties shall register and qualify the Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by them. At the time the Insurance Parties are required to deliver the Fund’s prospectus or statement of additional information to a purchaser of Shares in accordance with the requirements of federal or state securities laws, the Insurance Parties shall distribute to such Contract purchasers the then current Fund prospectus, as supplemented.

2.3.        Each of the Insurance Parties represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Fund or the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4.        Each of the Insurance Parties represents and warrants that GWFS, the underwriter for the individual variable annuity contracts and the variable life policies, is a member in good standing of FINRA and is a registered broker-dealer with the SEC. Each of the Insurance Parties represents and warrants that GWL&A, GWL&ANY and GWFS will sell and distribute such contracts and policies in accordance in all material respects with all applicable state and federal laws.

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2.5.        The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.6.        The Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.7.        The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the Fund’s Prospectus and any Applicable Law. The Fund and Distributor represent and warrant that they will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all Applicable Law. The Fund and Distributor shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by Applicable Law. The Insurance Parties will endeavor to keep each other and the Adviser informed of any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”). In the event of a Law Change, the Fund agrees that it may (in its sole discretion) take any action required by a Law Change.

2.8.        The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.9.        The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.10.    The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

2.11.    The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to lime. The aforesaid bonds must include coverage for larceny and embezzlement and must be issued by a reputable bonding company.

2.12.    The Fund will provide the Insurance Parties with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Insurance Parties in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by the Insurance Parties as a result

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of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

2.13.        No less frequently than annually, the Insurance Parties shall submit to the Board of Trustees of the Fund (the “Board”) such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

2.14.        Each of the Insurance Parties represents and warrants, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently at the time of issuance and, assuming the Fund meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Adviser, and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, each of the Insurance Parties represents and warrants that each Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Insurance Parties will use every effort to continue to meet such definitional requirements and will notify the Fund, the Adviser, and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. Each of the Insurance Parties represents and warrants represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

ARTICLE III.            Prospectuses and Proxy Statements; Voting

3.1.        If applicable state or federal laws or regulations require that prospectuses for the Fund be distributed to all Contract owners, then at least annually, the Adviser or Distributor shall provide the Insurance Parties with as many copies of the Fund’s current prospectus for the Designated Portfolio(s) as the Insurance Parties may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C. If requested by the Insurance Parties in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for the Insurance Parties once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund’s prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that in the future, the Insurance Parties may request that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) describe only the Designated Portfolio(s) and not name or describe any other portfolios or series that may be in the Fund, unless required by law. Should the Insurance Parties determine that they will make the prospectuses available in an electronic format, the Fund, Adviser or Distributor, as applicable agree to assist the Insurance Parties in obtaining the required information from EDGAR and the expenses associated with this form of distribution will be borne in accordance with Schedule C.

3.2.        If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide the Insurance Parties with copies of the Fund’s SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C, as the Insurance Parties may reasonably require to permit timely distribution thereof to Contract owners. The

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Adviser and/or the Fund shall also provide SAIs to any Contract owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to the Insurance Parties).

3.3.        The Fund, Distributor and/or Adviser shall provide the Insurance Parties with copies of the Fund’s proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C, as the Insurance Parties may reasonably require to permit timely distribution thereof to Contract owners, as required by law.

3.4.        It is understood and agreed that, except with respect to information regarding an Insurance Party provided in writing by that Party, such Insurance Party is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s).

3.5.        The Fund hereby notifies the Insurance Parties that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

3.6.        If and to the extent required by law each Insurance Party shall:

(i)	solicit voting instructions from Contractowners;

(ii)	vote the Designated Portfolio(s) shares held in the Accounts in accordance with instructions received from Contractowners; and

(iii)

vote Designated Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Parties reserve the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6.        The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.            Sales Material and Information

4.1.        The Insurance Parties shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Insurance Parties develop or propose to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material.

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4.2.        The Insurance Parties shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser. The Fund, the Adviser, and the Distributor or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Insurance Parties shall adopt and implement procedures reasonably designed to ensure that information concerning the Fund, the Adviser, and the Distributor or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Fund, the Adviser, and the Distributor nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

4.3.        The Fund, the Distributor or the Adviser shall furnish, or shall cause to be furnished, to The Insurance Parties, a copy of each piece of sales literature or other promotional material in which the Insurance Parties and/or their separate account(s) are named at least ten (10) Business Days prior to its use. No such material shall be used if the Insurance Parties object to such use within five (5) Business Days after receipt of such material.

4.4.        The Fund and the Adviser shall not give any information or make any representations on behalf of the Insurance Parties or concerning the Insurance Parties, the Accounts, or the Contracts other than the information or representations contained in the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Insurance Parties or their designee, except with the permission of the Insurance Parties. The Insurance Parties or their respective designess agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that the Adviser is an underwriter or distributor of the Contracts.

4.5.        The Fund will provide to the Insurance Parties at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

4.6.        The Insurance Parties will provide to the Fund at least one complete copy of all sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, contemporaneously with the filing of such document(s) with the SEC, FINRA, or other regulatory authority.

4.7.        For purposes of Articles IV and VII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

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4.8.        At the request of any Party to this Agreement, each other Party will make available to the other Party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party’s obligations under this Agreement.

4.9        Subject to the terms of Sections 4.1 and 4.2 of this Agreement, the Fund (and its Portfolios), the Adviser and the Distributor hereby each consents in connection with the marketing of the Contracts to the Insurance Parties’ use of their names or other identifying marks, including PIONEER INVESTMENTS® and Pioneer’s sail logo, in connection with the marketing of the Contracts. The Fund, the Adviser, and the Distributor or their affiliates may withdraw this authorization as to any particular use of any such name or identifying mark at any time: (i) upon a reasonable determination that such use would have a material adverse effect on its reputation or marketing efforts or its affiliates or (ii) if any of the Portfolios of the Fund cease to be available through the Insurance Parties. Except as set forth in the previous sentence or as permitted under Sections 4.1 or 4.2 of this Agreement, the Company will not cause or permit, without prior written permission, the use, description or reference to a Pioneer party’s name, or to the relationship contemplated in this Agreement, in any advertisement, or promotional materials or activities, including without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

ARTICLE V.            Fees and Expenses

5.1.        The Fund and the Adviser will pay certain fees in accordance with Schedule D. In addition, the Parties will bear certain expenses in accordance with Schedule C, as well as Articles III and V of this Agreement.

5.2.        All expenses incident to performance by the Fund, Distributor and the Adviser under this Agreement shall be paid by the appropriate Party, as further provided in Schedule C. The Fund shall ensure that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.3.        The Parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund’s prospectus and distribution (mailing costs) of the Fund’s proxy materials and reports to owners of Contracts offered by the Insurance Parties, which may be required by law, in accordance with Schedule C.

5.4        The Fund, the Distributor and the Adviser acknowledge that a principal feature of the Contracts is the Contract owner’s ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract’s cash value between funds and portfolios. The Fund and the Adviser agree to cooperate with the Insurance Parties in facilitating the operation of the Accounts and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

5.5.        The Insurance Parties agree to provide certain administrative services, specified in Schedule C attached hereto, in connection with the arrangements contemplated by this Agreement. The parties intend that the services referred to in the Section 5.4 be recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services and are not the services of an underwriter or principal underwriter of the Fund, and the Insurance Parties are not underwriters of Shares within the meaning of the 1933 Act.

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ARTICLE VI.            Diversification and Qualification

6.1.        The Fund, Distributor and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VII by the Fund, it will take all reasonable steps (a) to notify the Insurance Companies of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation § 1.817-5.

6.2.        The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.3.        The Fund, Distributor or Adviser will notify the Insurance Parties promptly upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

6.4        Without in any way limiting the effect of Sections 7.2, 7.3 and 7.4 of this Agreement, and without in any way limiting or restricting any other remedies available to the Insurance Parties, the Adviser or Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Section 6.1, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to the Insurance Parties and any federal income taxes or tax penalties and interest thereon (or “toll charges” or exactments or amounts paid in settlement) incurred by any of the Insurance Parties with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure.

6.5        Upon the Insurance Parties’ request, the Fund at the Fund’s expense shall provide the Insurance Parties or their designees with reports certifying compliance with the aforesaid 817(h) diversification and Subchapter M qualification requirements, at the times provided for, provided, however, that providing such reporting does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance. Such requests will only be made as frequently as is reasonably necessary to fulfill the Insurance Parties’ regulatory obligations.

ARTICLE VII.            Indemnification

7.1.        Indemnification by the Insurance Parties

(a)         Each Insurance Party (solely with respect to their respective Account) agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the

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meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of such Insurance Party) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements arc related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Parties by or on behalf of the Adviser or Fund for use in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material of the Fund not supplied by the Insurance Parties or persons under their control) or wrongful conduct of the Insurance Parties or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Insurance Parties; or

(iv)	arise as a result of any failure by the Insurance Parties to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Insurance Parties in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Parties, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) of this Agreement.

(b) Each Insurance Party shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c) Each Insurance Party shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified such Insurance Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify such Insurance Party of any

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 10 of 26

such claim shall not relieve such Insurance Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that such Insurance Party has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, such Insurance Party shall be entitled to participate, at its own expense, in the defense of such action. Such Insurance Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Insurance Party to such Party of the Insurance Party’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Insurance Party will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)        The Indemnified Parties will promptly notify the affected Insurance Party(ies) of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

7.2.        Indemnification by the Adviser

(a) The Adviser agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of the Insurance Parties for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 11 of 26

in writing to an Insurance Party by or on behalf of the Adviser, the Distributor or the Fund; or

(iv)

arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

(vi)

arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c). This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI.

(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Adviser to such Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) Each Insurance Party agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.3.        Indemnification by the Distributor

(a)         The Distributor agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 12 of 26

Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of the Insurance Parties for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to and Insurance Party by or on behalf of the Adviser, the Distributor or Fund; or

(iv)

arise as a result of any failure by the Fund, Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

(vi)	arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c). This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI.

(b)        The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 13 of 26

(c)        The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Distributor to such Party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)        Each Insurance Party agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

ARTICLE VIII.             POTENTIAL MATERIAL CONFLICTS

8.1.        The Fund agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Fund for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Insurance Parties and/or affiliated companies (“contract owners”) investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Insurance Parties; or (f) a decision by an Insurance Party to disregard the voting instructions of contract owners. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Insurance Parties only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Insurance Parties.

8.2.        The Insurance Parties agree that they will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Fund’s exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Insurance Parties to inform the Board whenever contract owner voting instructions are disregarded. The Insurance Parties also agree that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting to a vote of all affected contract owners whether to withdraw assets from the Fund or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate,

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 14 of 26

segregating the assets attributable to any appropriate group of contract owners (e.g., annuity contract owners, life insurance owners or variable contract owners of one or more Insurance Parties) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

8.3.        A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Insurance Parties adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Insurance Parties will withdraw from investment in the Fund each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Insurance Parties in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

8.4        If a material irreconcilable conflict arises because of a decision by the Insurance Parties to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Parties may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Fund’s independent trustees. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Distributor and the Fund shall continue to accept and implement orders by the Insurance Parties for the purchase and redemption of shares of the Fund.

8.5.        If material irreconcilable conflict arises because of particular state insurance regulator’s decision applicable to the Insurance Parties conflicts with the majority of other state regulators, then the Insurance Parties will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Fund’s Board informs the Insurance Parties in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Fund’s Board. Until the end of the foregoing six (6) month period, the Fund and the Distributor shall continue to accept and implement orders by the Insurance Parties for the purchase and redemption of shares of the Fund.

8.6        For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Insurance Parties shall not be required by Section 8.2 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Insurance Parties will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Insurance Parties in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.

8.7.        If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 15 of 26

respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 8.1, 8.2, 8.3 and 8.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX.            Applicable Law

9.1.        This Agreement will be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

9.2.        This Agreement is subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes (including, but not limited to, the Mixed and Shared Funding Exemptive Order), rules and regulations as the SEC may grant and the terms of this Agreement will be interpreted and construed in accordance therewith.

ARTICLE X.            Termination

10.1.    This Agreement will terminate:

(a)        at the option of any Party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other Parties; provided, however, that such notice shall not be given earlier than six (6) months following the Effective Dale of this Agreement; or

(b)        at the option of an Insurance Party by written notice to the other Parties with respect to any Portfolio based upon such Insurance Party’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

(c)        at the option of an Insurance Party by written notice to the other Parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by such Insurance Party; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

(d)        at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against any Insurance Party by the FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding such Insurance Party’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Insurance Party to perform its obligations under this Agreement; or

(e)        at the option of an Insurance Party in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if such Insurance Party reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement;

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 16 of 26

provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

(f)        at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, the Distributor or Adviser, respectively, determines, in its sole judgment reasonably exercised in good faith, that an Insurance Party has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on such Insurance Party’s ability to perform its obligations under this Agreement, (ii) the Fund, the Distributor or Adviser notifies such Insurance Party of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by such Insurance Party and any other changes in circumstances since the giving of such a notice, the determination of the Fund, the Distributor or Adviser continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; provided, however, that termination under this subsection (f) with respect to only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

(g)        at the option of an Insurance Party, if (i) such Insurance Party determines, in its sole judgment reasonably exercised in good faith, that the Fund, the Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund’s, Distributor’s or Adviser’s ability to perform its obligations under this Agreement, (ii) such Insurance Party notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of such Insurance Party continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

(h)        at the option of any non-defaulting Party in the event of a material breach of this Agreement by any Party (the “Defaulting Party”) other than as described in 9.1(a)-(g); provided, that the non-defaulting Party gives written notice thereof to the Defaulting Party, with copies of such notice to all other non-defaulting Parties, and if such breach has not been remedied within thirty (30) days after such written notice is given, then the non-defaulting Party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the Defaulting Party.

10.2.    Notice Requirement. No termination of this Agreement will be effective unless the Party terminating this Agreement gives prior written notice to all other Parties of its intent to terminate, which notice must set forth the basis for the termination. Furthermore:

(a)        in the event any termination is based upon the provisions of Section 10.1(a), 10.1(f), 10.1(g) or 10.1(h) of this Agreement, the prior written notice must be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the Parties;

(b)        in the event any termination is based upon the provisions of Section 10.1(d) or 10.1 (e) of this Agreement, the prior written notice must be given at least sixty (60) days before the effective date of termination; and

(c)        in the event any termination is based upon the provisions of Section 10.1(b) or 10.1(c), the prior written notice must be given in advance of the effective date of termination, which date will be determined by the Party sending the notice.

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10.3.        Effect of Termination. Notwithstanding any termination of this Agreement, the Fund, the Distributor and the Adviser shall, at the option of the Insurance Parties, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts.

10.4.        Surviving Provisions. Notwithstanding any termination of this Agreement, each Party’s obligations under Article VII, Section 12.1, and Section 12.5 will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement will also survive and not be affected by any termination of this Agreement.

ARTICLE XI.            Notices

Any notice will be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Parties.

If to GWL&A:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Attn: Beverly Byrne, Chief Legal Counsel, Financial Services

If to GWL&ANY:

Great-West Life & Annuity Insurance Company of New York

c/o Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Attn: Beverly Byrne, Chief Legal Counsel, Financial Services

If to the Fund:

Pioneer Variable Contracts Trust

60 State Street

Boston, Massachusetts 02109

Attn: Secretary

If to the Adviser:

Pioneer Funds Distributor, Inc.

60 State Street

Boston, Massachusetts 02109

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 18 of 26

Attn: President

Copy: General Counsel.

If to the Distributor:

Pioneer Funds Distributor, Inc.

60 State Street

Boston, Massachusetts 02109

Attn: President

Copy: General Counsel

ARTICLE XII.             Miscellaneous

12.1.        Subject to the requirements of legal process and regulatory authority, each Party shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other Party and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected Party until such time as such information may come into the public domain. Without limiting the foregoing, no Party shall disclose any information that another Party has designated as proprietary.

12.2.        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3.        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitutes one and the same instrument. Any signature that is delivered by facsimile transmission or by email delivery of a ‘pdf’ format data file will create a valid and binding obligation of the Party executing with the same force and effect as if such facsimile or ‘pdf’ signature were an original thereof.

12.4.        If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

12.5.        Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such other Party and authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each Party further agrees to furnish the Colorado and/or New York Insurance Commissioner(s) with any information or reports in connection with services provided under this Agreement which such Commissioner may reasonably request in order to ascertain whether the variable annuity operations of GWL&A and/or GWL&ANY are being conducted in a manner consistent with the applicable state’s applicable laws or regulations.

12.6.        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties are entitled to under state and federal laws.

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12.7        This Agreement may not be amended except by a writing signed by each of the Parties. The terms or provisions of this Agreement may be waived only by a writing signed by the Party waiving compliance. No waiver by any Party of any term or provision of this Agreement will be deemed to be a continuing waiver, or deemed to be a waiver of any other term or provision of this Agreement.

12.8.        This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties.

12.9.        Each Insurance Party is hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that the obligations assumed by the Fund, the Distributor and the Adviser pursuant to this Agreement are limited in any case to the Fund and Adviser and their respective assets and the Insurance Parties shall not seek satisfaction of any such obligation from the shareholders of the Fund, officers, employees or agents of the Fund, if an applicable trust.

12.10.        The Fund, the Distributor and the Adviser agree that the obligations assumed by each Insurance Party pursuant to this Agreement are limited in any case to the applicable Insurance Party and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of any of the Insurance Parties, the directors, officers, employees or agents of any of the Insurance Parties, or any of them, except to the extent permitted under this Agreement.

12.11.        No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser, the Distributor and the Fund.

12.12.        None of the Parties shall be liable to the other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such Party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters, provided that such failure or delay was not capable of mitigation pursuant to a prudent business continuity, disaster recovery or similar program.

12.13.        This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all other prior agreements, arrangements, and understandings, whether written or oral, between the Parties.

(The remainder of this page intentionally left blank; signature page to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 20 of 26

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representative, to be effective as of the Effective Date.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By: /s/ Ron Laeyendecker

Name: Ron Laeyendecker

Title: Senior Vice President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By: /s/ Susan Gile

Name: Susan Gile

Title: VP - Individual Markets

PIONEER VARIABLE CONTRACTS TRUST

By: /s/ Christopher J. Kelley

Name: Christopher J. Kelley

Title: Secretary

PIONEER INVESTMENT MANAGEMENT, INC.

By: /s/ Frank Connelly

Name: Frank Connelly

Title: SVP, COO

PIONEER FUNDS DISTRIBUTOR, INC.

By: /s/ Mark Spina

Name: Mark Spina

Title: President

(Schedule A to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 21 of 26

SCHEDULE A

DESIGNATED PORTFOLIOS

Any and all portfolios of the Fund available to new investors on or after the effective date of this Agreement which, pursuant to the terms of the Funds’ registration statement, are eligible to serve as underlying funds to the Separate Accounts listed in Schedule B.

(Schedule B to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 22 of 26

SCHEDULE B

SEPARATE ACCOUNTS

GWL&A Accounts

FutureFunds Series Account

FutureFunds II Series Account

Retirement Plan Series Account

Trillium Variable Annuity Account

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

Variable Annuity Account 5

COLI VUL-2 Series Account

COLI VUL-4 Series Account

COLI VUL-7 Series Account

COLI VUL-14 Series Account

DB-I Series Account

Variable Annuity-8 Series Account

Variable Annuity-9 Series Account

GWL&ANY Accounts

FutureFunds II Series Account

COLI VUL-1 Series Account

COLI VUL-2 Series Account

DB-I Series Account

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

Variable Annuity Account 5

Variable Annuity-8 Series Account

Variable Annuity-9 Series Account

(Schedule C to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 23 of 26

SCHEDULE C

EXPENSES

The Fund and/or Adviser, and the Insurance Parties (“GWL&A” in this Schedule C) will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense

Mutual Fund Prospectus	Printing of combined prospectuses, or compiling of electronic prospectus, if needed in the future	GWL&A	Fund or Adviser, as applicable

	Fund or Adviser shall supply GWL&A with such numbers of the Designated Portfolio(s) prospectus(es) as GWL&A reasonably requests	GWL&A	Fund or Adviser, as applicable

	Distribution to New and Inforce Clients	GWL&A	GWL&A

	Distribution to Prospective Clients	GWL&A	GWL&A

Mutual Fund Prospectus Update & Distribution	If Required by Fund or Adviser	Fund or Adviser	Fund or Adviser

	If Required by GWL&A	GWL&A	GWL&A

Mutual Fund SAI	Printing	Fund or Adviser	Fund or Adviser

	Distribution	GWL&A	GWL&A

Proxy Material for Mutual Fund:	Printing if proxy required by Law	Fund or Adviser	Fund or Adviser

	Distribution to Contractowners (including labor, if required) if proxy required by Law	GWL&A	Fund or Adviser

	Printing & distribution if required by GWL&A	GWL&A	GWL&A

Mutual Fund Annual & Semi-Annual Report	Printing of combined reports	GWL&A	Fund or Adviser

	Distribution	GWL&A	GWL&A

Other communication to New and Prospective clients	If Required by the Fund or Adviser	GWL&A	Fund or Adviser

	If Required by GWL&A	GWL&A	GWL&A

Other communication to Inforce Clients	Distribution (including labor and printing) if required by the Fund or Adviser	GWL&A	Fund or Adviser

	Distribution (including labor and	GWL&A	GWL&A

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 24 of 26

printing) if required by GWL&A

Errors in Share Price calculation	Cost of error to participants	GWL&A	Fund or Adviser

	Cost of administrative work to correct error	GWL&A, Fund, or Adviser	Fund or Adviser or GWL&A if GWL&A is at fault for the error

Operations of the Fund

All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan

		Fund or Adviser	Fund or Adviser

(Schedule D to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 25 of 26

SCHEDULE D

ADMINISTRATIVE SERVICES

A.

The Insurance Parties, or an affiliate, will provide the properly registered and licensed personnel and systems needed for all customer servicing and support - for both fund and annuity information and questions – including:

responding to Contract owner inquiries;

delivering prospectuses - both fund and annuity;

entering initial and subsequent orders;

transferring cash to insurance company and/or funds;

explaining fund objectives and characteristics;

entering transfers between funds;

responding to fund balance and allocation inquiries;

mailing fund prospectus.

B.	The Insurance Parties, or an affiliate, will communicate all purchase, withdrawal, and exchange orders it receives from its customers to each Designated Portfolio.

Administrative Service Fee

For the services related to Class I shares of any Designated Portfolio, the Insurance Parties or their affiliate shall receive a fee of 0.35% per annum of the average aggregate daily net asset value of shares of the Designated Portfolio(s) held in the Accounts, and for the services related to Class II shares of any Designated Portfolio, the Insurance Parties or their affiliate shall receive a fee of 0.25% per annum of the average aggregate daily net asset value of shares of the Designated Portfolio(s) held in the Accounts. In each case, the fee is payable by the Adviser, or its designee, directly to the Insurance Parties or their affiliate. Such fee shall be paid in arrears quarterly. Each quarterly fee will be determined based on assets in the Accounts and each quarterly fee will be independent of every other quarterly fee. Such fee shall be due and payable automatically within 20 (twenty) days after the last day of the quarter to which such payment relates.

The Fund will calculate and the Insurance Parties will verify the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio.

12b-1 Distribution Related Fees

The Adviser, or its designee, agrees to pay the Insurance Parties or their affiliate a fee of 0.25% per annum of the average aggregate daily net asset value of Class II shares of Designated Portfolio(s) held in the Accounts. Such fee shall be paid in arrears, quarterly. Each quarterly fee will be determined based on assets in the Accounts and each quarterly fee will be independent of every other quarterly fee. Such fee shall be due and payable automatically within 20 (twenty) days after the last day of the quarter to which such payment relates.

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 26 of 26